Exhibit 99.2

EXECUTION VERSION

This VOTING AGREEMENT, dated as of May 26, 2022 (this “Agreement”), is by and among Broadcom Inc., a Delaware corporation (“Broadcom”), Silver Lake Partners IV, L.P., a Delaware limited partnership (“SLP IV”), Silver Lake Technology Investors IV, L.P., a Delaware limited partnership (“SLTI IV”), Silver Lake Partners V DE (AIV), L.P., a Delaware limited partnership (“SLP V”), Silver Lake Technology Investors V, L.P., a Delaware limited partnership (“SLTI V”), SL SPV-2, L.P., a Delaware limited partnership (“SL SPV-2”), and Silver Lake Group, L.L.C., a Delaware limited liability company (“SLG”) (and together with SLP IV, SLTI IV, SLP V, SLTI V, and SL SPV-2, the “SLP Stockholders”). Broadcom, SLG, SL SPV-2, SLP IV, SLTI IV, SLP V and SLTI V are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Broadcom, VMware, Inc., a Delaware corporation (“VMware”), Verona Holdco, a Delaware corporation and a direct wholly owned Subsidiary of VMware (“Holdco”), Verona Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Holdco (“Merger Sub 1”), Barcelona Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Broadcom (“Merger Sub 2”) and Barcelona Merger Sub 3, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Broadcom (“Merger Sub 3”) are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”);

WHEREAS, as a condition and an inducement to Broadcom’s willingness to enter into the Merger Agreement, Broadcom has required that the SLP Stockholders agree to, and the SLP Stockholders have agreed to, enter into this Agreement with respect to all shares of Class A common stock, par value $0.01 per share, of VMware (the “VMware Common Stock”) that the SLP Stockholders Beneficially Own;

WHEREAS, each of the SLP Stockholders are the Beneficial Owners, and have either sole or shared voting power over, such number of shares of VMware Common Stock as is indicated opposite each such SLP Stockholder’s name on Schedule A attached hereto; and

WHEREAS, Broadcom desires that the SLP Stockholders agree, and the SLP Stockholders are willing to agree, not to Transfer any of their Subject Securities (as defined below), and to vote their Subject Securities in a manner so as to facilitate consummation of the Transactions, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Adverse Amendment” shall mean an amendment or modification to the Merger Agreement in the form as it exists as of the time of the execution of the Merger Agreement in a manner that alters or changes the amount or form of consideration to be paid to VMware’s stockholders in connection with the Transactions or otherwise amends or modifies the Merger Agreement in a manner adverse in any material respect to the SLP Stockholders.

“Affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided, that other than with respect to Section 13.18, no direct or indirect portfolio companies (as such term is understood in the private equity industry) or investments of or affiliated with any SLP Stockholder or any of its Affiliates shall be deemed or treated as an Affiliate of such SLP Stockholder.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities. Notwithstanding anything to the contrary herein, solely for purposes of the third recital of this Agreement and Section 4.2, “Beneficially Own” or “Beneficial Ownership”, with respect to SLG, shall include only any VMware Common Stock (or other securities) held directly of record by SLG.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Expiration Time” shall mean the earliest to occur of (i) the Last Effective Time, (ii) the delivery of written notice by VMware to Broadcom at any time following a Change of Recommendation made in compliance with the Merger Agreement, (iii) the delivery of written notice of termination by the SLP Stockholders to Broadcom following any Adverse Amendment made without the prior written consent of the SLP Stockholders, (iv) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms and (v) the termination of this Agreement by mutual written consent of the Parties.

“Permitted Transfer” shall mean, in each case, with respect to each SLP Stockholder, any Transfer of Subject Securities by the SLP Stockholder to another SLP Stockholder or to an Affiliate of such SLP Stockholder (as applicable, a “Permitted Transferee”), so long as (i) such Transfer is in accordance with applicable Law, (ii) such SLP Stockholder is, and at all times has been, in compliance with this Agreement, (iii) such Transfer will, for U.S. federal income tax purposes, either (x) be a “disregarded” transaction or (y) (A) not result in the recognition of gain or loss and (B) not be considered an acquisition by one or more persons, directly or indirectly, of VMware stock occurring pursuant to a “plan (or series of related transactions)” (within the meaning of Section 355(e) of the Code (as defined in the Tax Matters Agreement) and the regulations promulgated thereunder) that includes the Distributions (as defined in the Tax Matters Agreement), and (iv) such Affiliate, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to Broadcom, pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to such SLP Stockholder and otherwise become a party for all purposes of this Agreement; provided that, notwithstanding the foregoing, no such Transfer pursuant to shall relieve the transferring SLP Stockholder from its obligations under this Agreement.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or organization.

“Subject Securities” shall mean, collectively, shares of VMware Common Stock and New VMware Common Stock.

“Tax Matters Agreement” shall mean the Tax Matters Agreement, dated as of April 14, 2021, as amended from time to time, and the exhibits thereto, by and between VMware and Dell Technologies Inc. (“Dell Technologies”).

“Transfer” shall mean (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person, or (ii) in respect of any capital stock or interest in any capital stock, entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise (but, for the avoidance of doubt, “Transfer” shall not be deemed to include any indirect transfer of limited partner interests in any SLP Stockholder or any investment fund affiliated with any SLP Stockholder; provided, that such transfer does not result in any Person (other than the Person that directly or indirectly ultimately controls such SLP Stockholder as of the date hereof) directly or indirectly ultimately controlling the general partner or controlling entity of such limited partnership or investment fund). For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

2. Agreement to Retain Subject Securities.

2.1 Transfer and Encumbrance of Subject Securities. Other than a Permitted Transfer, from the date of this Agreement until the Expiration Time, no SLP Stockholder shall, with respect to any Subject Securities Beneficially Owned by such SLP Stockholder, (a) Transfer any such Subject Securities, or (b) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

2.2 Additional Purchases; Adjustments. Each SLP Stockholder agrees that any shares of VMware Common Stock and any other shares of capital stock or other equity securities of VMware that such SLP Stockholder purchases or otherwise acquires or with respect to which such SLP Stockholder otherwise acquires voting power (or with respect to which the SLP Stockholders collectively acquire voting power) after the execution of this Agreement and prior to the Expiration Time (the “New VMware Common Stock”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted VMware Common Stock. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of VMware affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such SLP Stockholder’s Subject Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

3. Agreement to Vote and Approve. From the date of this Agreement until the Expiration Time, at every meeting of the stockholders of VMware called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of VMware with respect to any of the following matters, each SLP Stockholder shall, and shall cause each holder of record on any applicable record date to (including via proxy), vote the Subject Securities (solely in respect of the following matters, and not with respect to any other matters): (a) in favor of (i) the adoption of the Merger Agreement, and (ii) any proposal to adjourn or postpone such meeting of stockholders of VMware to a later date if there are not sufficient votes to approve the adoption of the Merger Agreement; and (b) against (i) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Transactions set forth in Article VIII of the Merger Agreement not being fulfilled, (ii) any Acquisition Proposal, Company Acquisition Agreement or any of the transactions contemplated thereby, (iii) any action which would reasonably be expected to prevent, impair, materially delay or materially adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Transactions, and (iv) any action which would reasonably be expected to result in a material breach of any representation, warranty, covenant or agreement of VMware in the Merger Agreement.

4. Representations and Warranties of the SLP Stockholders. Each SLP Stockholder, on behalf of itself and each other SLP Stockholder, hereby severally, and not jointly and severally, represents and warrants to Broadcom as follows:

4.1 Due Authority. Such SLP Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such SLP Stockholder and, assuming the due and valid execution and delivery hereof by Broadcom, constitutes a valid and binding agreement of such SLP Stockholder enforceable against it in accordance with its terms, subject to the Enforceability Limitations.

4.2 Ownership of the VMware Common Stock. As of the date hereof, such SLP Stockholder (a) Beneficially Owns the shares of VMware Common Stock indicated on Schedule A hereto opposite such SLP Stockholder’s name, free and clear of any and all Liens, other than those created by (i) this Agreement and (ii) any applicable restrictions on transfers under the Securities Act or any applicable state securities law, and (b) has sole voting power over all of the shares of VMware Common Stock Beneficially Owned by such SLP Stockholder. As of the date hereof, such SLP Stockholder does not Beneficially Own any capital stock or other securities of VMware other than the shares of VMware Common Stock set forth on Schedule A opposite such SLP Stockholder’s name. As of the date hereof, such SLP Stockholder does not Beneficially Own any rights to purchase or acquire any shares of voting stock or other voting securities of VMware except as set forth on Schedule A opposite such SLP Stockholder’s name.

4.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such SLP Stockholder does not, and the performance by such SLP Stockholder of the obligations under this Agreement and the compliance by such SLP Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any Laws applicable to such SLP Stockholder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of VMware Common Stock Beneficially Owned by such SLP Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such SLP Stockholder is a party or by which such SLP Stockholder is bound.

(b) Other than any filings under the HSR Act (to the extent applicable) and any SEC filings, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to such SLP Stockholder in connection with the execution and delivery of this Agreement or the performance by such SLP Stockholder of its obligations hereunder.

4.4 Absence of Litigation. There is no action, suit, investigation or Proceeding (whether judicial, arbitral, administrative or other) (each an “Action”) pending against, or, to the knowledge of such SLP Stockholder, threatened against or affecting, such SLP Stockholder that would reasonably be expected to prevent, impair, materially delay or materially adversely affect the ability of such SLP Stockholder to perform such SLP Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4.5 Ownership of Broadcom Common Stock. As of the date hereof, such SLP Stockholder does not Beneficially Own any shares of the common stock, par value $0.001 per share, of Broadcom (the “Broadcom Common Stock”).

5. Representations and Warranties of Broadcom. Broadcom hereby represents and warrants to each SLP Stockholder as follows:

5.1 Due Authority. Broadcom has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Broadcom and, assuming the due and valid execution and delivery hereof by the SLP Stockholders, constitutes a valid and binding agreement of Broadcom enforceable against it in accordance with its terms, subject to the Enforceability Limitations.

5.2 Ownership of VMware Common Stock. As of the date hereof, Broadcom does not Beneficially Own any shares of VMware Common Stock.

6. Termination. This Agreement (except to the extent provided below in this Section 6) shall terminate and shall have no further force or effect immediately as of and following the Expiration Time; provided, that the provisions set forth in this Section 6, Section 9, Section 10 and Section 13 (other than Section 13.16) shall survive the termination of this Agreement unless the Merger Agreement is terminated prior to the Last Effective Time in accordance with its terms; provided, further, nothing herein shall relieve any Party for any breach of any provision of this Agreement prior to termination.

7. Notice of Certain Events. The SLP Stockholders shall notify Broadcom in writing as promptly as reasonably practicable of any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the SLP Stockholders under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 7 shall not limit or otherwise affect the remedies available to any Party.

8. No Solicitation; No Acquisitions of Broadcom Common Stock. Each SLP Stockholder agrees that neither it nor any of its Affiliates, directors, officers and employees of it shall, and that it shall cause its other Representatives to the extent acting on its behalf not to, directly or indirectly, take any action that would violate Section 6.3 of the Merger Agreement if such SLP Stockholder were deemed VMware for purposes of Section 6.3 of the Merger Agreement, it being understood that each SLP Stockholder shall be entitled to take any action that would be permitted by Section 6.3 of the Merger Agreement. Each SLP Stockholder agrees that, without the prior written consent of Broadcom, neither it nor any of its Affiliates shall purchase or acquire, directly or indirectly, Beneficial Ownership of any shares of Broadcom Common Stock.

9. Waiver of Certain Actions. Each SLP Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against Broadcom, VMware or any of their respective Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the Board of Directors of VMware or Broadcom in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that this Section 9 shall not be deemed a waiver of any rights of any SLP Stockholder or any Permitted Transferee thereof for any breach of this Agreement or the Merger Agreement.

10. Distribution Taxes. Effective as of the Closing Effective Time, each of the SLP Stockholders, for itself and for each of its Affiliates, hereby generally, irrevocably, unconditionally and completely releases and forever discharges Broadcom, Dell Technologies, VMware, Broadcom’s Affiliates (including, after the Closing, VMware), Dell Technologies’ Affiliates, VMware’s Affiliates and their respective officers, agents, directors, supervisors, insurers, trustees, partners, attorneys, employees, administrators, executors, predecessors, successors and assigns (hereinafter, the “Released Parties”) from any and all Released Claims. Each of the SLP Stockholders shall not, in any federal court, state court, arbitration, regulatory agency, or other tribunal or forum commence, file, initiate, institute, cause to be instituted, assist in instituting, or permit to be instituted on their, his, her, or its behalf, or on behalf of any other Person, any Released Claims against any Released Party or challenging the validity of the release set forth in this Section 10.

For the purposes of this Agreement, (a) “Claims” means any actual or potential, charges, complaints, claims, counterclaims, duties, actions, causes of action in law or in equity, suits, liens, liabilities, debts due, sums of money, demands, obligations, accountings, damages, punitive damages, losses, costs or expenses, attorneys’ fees of any nature whatsoever and liabilities of any kind or nature whatsoever and (b) “Released Claims” means all Claims, known or unknown, suspected or unsuspected, whether arising under state, federal or other Law, or based on common law, statutory law, regulations or otherwise, that an SLP Stockholder or any of its Affiliates at any time had or claimed to have or may have or claim to have with respect to Distribution Taxes (as defined in the Tax Matters Agreement) resulting from the acquisition of equity securities of VMware by Broadcom pursuant to the Merger Agreement.

With respect to any and all Released Claims, each of the SLP Stockholders expressly waives the provisions, rights, and benefits of California Civil Code § 1542 and any provisions, rights, and benefits conferred by any law of any state or territory of the United States or principle of common law which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The SLP Stockholders may after the date of this Agreement discover facts in addition to or different from those that any of them now knows or knows as of the date of this Agreement or believes to be true with respect to the subject matter of the Released Claims; however, each of the SLP Stockholders fully, finally, and forever settles and releases any and all Released Claims released hereunder, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Broadcom acknowledges that the foregoing waiver was separately bargained for and a key element of this Agreement of which this release is a part.

11. HSR Act. The SLP Stockholders shall use reasonable best efforts to determine, as promptly as practicable after the date hereof, whether a filing of a Notification and Report Form pursuant to the HSR Act by any of the SLP Stockholders is required in connection with the Transactions. Solely to the extent that the SLP Stockholders determine that such a filing is required, the SLP Stockholders agree to make such filing as promptly as practicable following the determination thereof. Broadcom agrees to make an appropriate responsive filing of a Notification and Report Form pursuant to the HSR Act with respect to any notice letter sent by any of the SLP Stockholders under 16 C.F.R. § 803.5(a)(1) as promptly as practicable, and in any event not later than the date prescribed by 16 C.F.R. § 803.5(b)(2), and each Party agrees to use reasonable best efforts to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act; provided, however, that materials required to be provided pursuant to the foregoing may be redacted (a) to remove references concerning the valuation of Broadcom, VMware or any of their respective Subsidiaries, (b) as necessary to comply with contractual arrangements existing as of the date hereof and (c) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that each Party may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 11 as “Antitrust Counsel Only Material.”

12. Further Assurances. Each Party shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as the other Party may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

13. Miscellaneous.

13.1 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose of this Agreement.

13.2 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void; provided, that, for the avoidance of doubt, Broadcom’s consent shall not be required for any Permitted Transfer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. This Section 13.2 shall not be deemed to prevent Broadcom from engaging in any merger, consolidation, reorganization or other business combination transaction.

13.3 Amendments and Modifications. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (a) Broadcom and (b) the SLP Stockholders. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

13.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be delivered by hand, by prepaid overnight carrier or by electronic mail to the Parties hereto at the following addresses:

(a) if to any of the SLP Stockholders, to it at:

c/o Silver Lake

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Email:	karen.king@silverlake.com
Attention:	Karen M. King

With copies (which shall not be considered notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Email:	aazher@stblaw.com
naveed.anwar@stblaw.com
Attention:	Atif I. Azher
Naveed Anwar

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Email:	wdougherty@stblaw.com
Attention:	William R. Dougherty

(b)	if to Broadcom, to:

Broadcom Inc.

1320 Ridder Park Drive

San Jose, California

Email:	mark.brazeal@broadcom.com
Attention:	Mark Brazeal, Chief Legal Officer

With a copy (which shall not be considered notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Email:	DCKarp@wlrk.com

RCChen@wlrk.com
VSapezhnikov@wlrk.com
Attention:	David C. Karp
Ronald C. Chen
Viktor Sapezhnikov

or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

13.5 SLP Stockholder Actions. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, the SLP Stockholders, shall be made by, and shall be valid and binding upon, all SLP Stockholders, if made by the holders of a majority of the Subject Securities held by the SLP Stockholders.

13.6 Governing Law; Jurisdiction.

(a) This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matters that may directly or indirectly result from, arise out of, be in connection with or relating to this Agreement, or the execution or performance of this Agreement (the “Relevant Matters”) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Relevant Matter or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 13.6 in the manner provided for notices in Section 13.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

13.7 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or other equitable relief (without the requirement of posting a bond or other security) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Chosen Court, this being in addition to any other remedy to which they are entitled at law or in equity.

13.8 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the Parties and each such Party’s respective heirs, successors and permitted assigns, except as otherwise set forth herein, except, from and after the Closing Date, for the provisions of Section 10 of this Agreement and the rights of the Released Parties set forth therein.

13.9 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE RELEVANT MATTERS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.9.

13.10 Entire Agreement. This Agreement and the Merger Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

13.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

13.12 No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed and delivered by all parties thereto, and (b) this Agreement is executed and delivered by the Parties.

13.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Transactions are consummated.

13.14 Action in SLP Stockholder Capacity Only. Notwithstanding anything to the contrary in this Agreement, (a) no Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director or officer of VMware shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director of VMware and (b) the Parties acknowledge and agree that this Agreement is entered into by the SLP Stockholders solely in their capacity as the Beneficial Owners of shares of VMware Common Stock and nothing in this Agreement shall restrict in any respect any actions taken by the SLP Stockholders or their designees or Representatives who are a director of VMware solely in his or her capacity as a director of VMware. For the avoidance of doubt, nothing in this Section 13.14 shall in any way modify, alter or amend any of the terms of the Merger Agreement.

13.15 Documentation and Information. Except (a) for communications consistent with the final form of joint press release announcing the Merger Agreement and the investor presentation given to investors on the day of announcement of the Merger Agreement or (b) as may be required by applicable Law or stock exchange rule or regulation (provided that reasonable notice of any such disclosure will be provided to Broadcom), no SLP Stockholder shall make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Broadcom. Notwithstanding the foregoing, Broadcom consents to each SLP Stockholder publishing and disclosing in all documents and schedules filed with the SEC, and any press release or other disclosure document that such SLP Stockholder reasonably determines to be necessary in connection with the transactions contemplated by the Merger Agreement, the existence and terms of this Agreement (including filing a copy of this Agreement) (provided, that such SLP Stockholder shall use commercially reasonable efforts to provide Broadcom with advance notice of any such disclosure and shall consider in good faith to the extent practicable the reasonable comments of Broadcom with respect to any such disclosure). Notwithstanding anything to the contrary herein, nothing in this Agreement shall prohibit any communications of an SLP Stockholder with its current or prospective limited partners, members or other Affiliates who are bound by customary confidentiality obligations.

13.16 Obligation to Update Schedule A. The SLP Stockholders agree that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by any SLP Stockholder, the SLP Stockholders will, as promptly as practicable following the completion of such acquisition or Transfer, notify Broadcom in writing of such acquisition or Transfer and the Parties will update Schedule A to reflect the effect of such acquisition or Transfer.

13.17 Non-Survival of Representations and Warranties. The respective representations and warranties of the SLP Stockholders and Broadcom contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

13.18 Non-Recourse. Notwithstanding anything herein to the contrary, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or to the extent related to this Agreement may only be brought against the entities that are expressly named as Parties hereto and their respective successors and assigns (and in the case of any SLP Stockholder, any Permitted Transferee to whom Subject Securities are transferred). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, advisor or representative of any Party hereto, and no past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, advisor or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party hereto under this Agreement (whether in tort, contract or otherwise). The Parties acknowledge and agree that the Non-Recourse Parties are third party beneficiaries of this Section 13.18, each of whom may enforce the provisions thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

BROADCOM INC.

By:	/s/ Hock E. Tan
Name:	Hock E. Tan
Title:	President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

Silver Lake Partners IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner
	By:	SLTA IV (GP), L.L.C., its general partner
		By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
	Name:		Egon Durban
	Title:		Co-Chief Executive Officer

Silver Lake Technology Investors IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner
	By:	SLTA IV (GP), L.L.C., its general partner
		By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-Chief Executive Officer

Silver Lake Partners V DE (AIV), L.P.

By:	Silver Lake Technology Associates V, L.P., its general partner
	By:	SLTA V (GP), L.L.C., its general partner
		By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Co-Chief Executive Officer

Silver Lake Technology Investors V, L.P.

By:	Silver Lake Technology Associates V, L.P., its general partner
	By:	SLTA V (GP), L.L.C., its general partner
		By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Co-Chief Executive Officer

SL SPV-2, L.P.

By:	SLTA SPV-2, L.P., its general partner
	By:	SLTA SPV-2 (GP), L.L.C., its general partner
		By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Co-Chief Executive Officer

Silver Lake Group, L.L.C.

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-Chief Executive Officer

[Signature Page to Voting Agreement]

SCHEDULE A

SLP Stockholder	Number of Shares of VMware Common Stock Beneficially Owned
Silver Lake Partners IV, L.P.	16,561,833
Silver Lake Technology Investors IV, L.P.	243,679
Silver Lake Partners V DE (AIV), L.P.	8,964,898
Silver Lake Technology Investors V, L.P.	109,885
SL SPV-2, L.P.	16,133,485
Silver Lake Group, L.L.C.	37,038